EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements of Mindspeed Technologies, Inc. on Form S-8 (Registration Nos. 333-106148, 333-106479, 333-124289, 333-132858, and 333-142298) and in the Registration Statements of Mindspeed Technologies, Inc. on Form S-3 (Registration Nos. 333-106146, 333-107343, and 333-109523) of our reports dated December 15, 2008, relating to the financial statements and financial statement schedule of Mindspeed Technologies, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, in 2008) and the effectiveness of Mindspeed Technologies, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Mindspeed Technologies, Inc. for the year ended October 3, 2008.
DELOITTE & TOUCHE LLP
Costa Mesa, CA
December 15, 2008